Exhibit 4.15-c

                               KEYSPAN CORPORATION
                                    GUARANTY

This Guaranty (the "Guaranty") is made and given as of this 26th day of November, 2003, by KeySpan Corporation, a corporation organized under the laws of the State of New York, having its principal office at One MetroTech Center, Brooklyn, New York 11201 ("KeySpan"), in favor of the Nassau County Industrial Development Agency, a corporate governmental agency constituting a body corporate and a public benefit corporation organized under the laws of the State of New York (the "IDA"), having its principal office at 400 County Seat Drive, Mineola, New York 11501.

WHEREAS, KeySpan-Glenwood Energy Center, LLC (the "Primary Obligor") is a wholly owned, indirect subsidiary of KeySpan ;

WHEREAS, KeySpan is desirous that the IDA and the Primary Obligor enter into a lease agreement, dated as of November 1, 2003 (the "Lease Agreement"), in connection with a certain electric power generation facility operated by the Primary Obligor; and

WHEREAS, KeySpan is willing to enter into this Guaranty in order to guarantee to the IDA the obligations of the Primary Obligor (i) to make certain rental payments under the Lease Agreement, and (ii) to pay amounts when due under a certain Payment Agreement (the "Payment Agreement") delivered by the Primary Obligor to the IDA (collectively, the "Guaranteed Obligations");

NOW, THEREFORE, in consideration of the foregoing and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, KeySpan covenants and agrees as follows:

KeySpan unconditionally guarantees, subject to the exceptions and limitations set forth below, the full, faithful, and prompt payment by the Primary Obligor of the Guaranteed Obligations. In the event of any default by the Primary
Obligor in the payment of the Guaranteed Obligations, KeySpan shall forthwith pay the defaulted obligation to the IDA (or the Trustee, at the written direction of the IDA), without requiring any proceedings to be taken against the Primary Obligor, or any third party, and without the necessity of enforcing any remedy available under the terms of the Lease Agreement. This is a guaranty of payment and not collection.

KeySpan's liability hereunder is limited to the direct monetary obligations incurred by the Primary Obligor under the Lease Agreement and the Payment Agreement, provided that, in no event will KeySpan be subject to consequential, special, exemplary, equitable, loss of profits, tort or any other damages. KeySpan reserves to itself all rights, setoffs, counterclaims, and other defenses to which the Primary Obligor, or any other KeySpan affiliate, is or may be entitled to under the Lease Agreement.

This Guaranty shall become effective as of the date hereof and will terminate without further notice as of the date that the payment obligations under the Lease Agreement are paid in full ("Termination Date"). No termination of this Guaranty shall affect any valid and enforceable obligations incurred by KeySpan under this Guaranty at the time of termination. KeySpan's obligations hereunder


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shall  continue  until  the  later  of (x)  the  Termination  Date  or  (y)  the
satisfaction  of  only  those  valid   obligations   existing  at  the  time  of
termination.

KeySpan shall not delegate or assign its duties and obligations hereunder without the IDA's consent. This Guaranty shall not apply if the Primary
Obligor's obligation arises pursuant to an assignment of contracts and/or agreements to a non-affiliated entity for which the IDA's consent was granted. This Guaranty shall be governed by the laws of the State of New York.

The obligations of KeySpan hereunder shall continue in full force and effect and be automatically reinstated, notwithstanding any termination of this Guaranty, if and to the extent that for any reason any payment to the IDA in respect of the obligations under the Lease Agreement is rescinded by, or must be otherwise repaid or restored by, the Primary Obligor, whether as a result of any proceedings in bankruptcy or reorganization or otherwise under other applicable laws or any settlement in a proceeding therein, subject in any and all such cases to the limits on KeySpan's liability hereunder.

KeySpan hereby waives the giving of any notice,  including,  but not limited to:
(i) notice of the acceptance of this Guaranty by the IDA; (ii) notice that the Primary Obligor has entered into the Lease Agreement and the Payment Agreement and that obligations of the Primary Obligor guaranteed hereby have arisen thereunder; (iii) notice of the modification or amendment of the Lease Agreement or the Payment Agreement; (iv) notice of any extension of time or other modification of terms for the payment of any obligation under the Lease Agreement or the Payment Agreement; (v) notice of presentment, demand for payment, default, dishonor, protest or notice of protest with respect to any obligation under the Lease Agreement or the Payment Agreement; (vi) any notice of any defaults by or disputes with the Primary Obligor with respect to payment or performance under the Lease Agreement or the Payment Agreement; and (vii) notice of any action the Primary Obligor may at any time take involving the sale, exchange, release, surrender, or other action with respect to any property at any time securing, directly or indirectly, the Primary Obligor's obligations under the Lease Agreement or the Payment Agreement.

KeySpan shall not consolidate, amalgamate or merge with or into, sell or transfer all or substantially all of its assets to or undertake any similar event with another entity, unless the resulting, surviving or transferee entity is liable for all obligations of KeySpan under this Guaranty.

KeySpan represents and warrants to the IDA that:

(1) KeySpan is a corporation duly organized and existing in good standing under the laws of the State of New York and has full power and authority to make and deliver this Guaranty;

(2) The execution, delivery and performance of this Guaranty by KeySpan has been duly authorized by all necessary corporate action and does not and will not violate the provisions of, or constitute default under, any presently applicable law or its organizational, instruments or any agreement presently binding on it;

(3) This Guaranty has been duly executed and delivered by the authorized officers of KeySpan and constitutes its lawful, binding, and legally enforceable obligation; and

(4) The obligations of KeySpan hereunder will result in a direct benefit to KeySpan.


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Any provision contained in this Guaranty which is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of
such  prohibition  or  unenforceability   without   invalidating  the  remaining
provisions  hereof,  and  any  such  prohibition  or   unenforceability  in  any
jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

KeySpan agrees that any suit, action, or proceeding, whether claim or counterclaim, brought or instituted by KeySpan, by the Primary Obligor or by any successor or assign of the Primary Obligor on or with respect to this Guaranty or which in any way relates, directly or indirectly, to the Lease Agreement, Payment Agreement or obligations thereunder, or any event, transaction, or occurrence arising out of or in any way connected with the Lease Agreement, the Payment Agreement or the dealings of the parties with respect thereto, shall be tried only by a court and not by a jury.

This Guaranty shall be binding upon KeySpan and its successors, transferees and permitted assigns hereunder and shall inure to the benefit of and be enforceable by the IDA and its successors and assigns.









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IN WITNESS WHEREOF, the undersigned has executed this Guaranty the 26th day of
November, 2003.

                                             KEYSPAN CORPORATION

                                             By:   /s/
                                                   ------------------

                                             Name: Michael J. Taunton
                                                   ------------------

                                             Title: VP & Treasurer
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